Exhibit 99.1

[MSC.SOFTWARE LETTERHEAD]

Directors and Executive Officers of

MSC.Software Corporation

Notice is hereby given that, on February 10, 2005, MSC.Software Corporation (the “Company”) amended its Retirement Plan to eliminate the option to purchase shares of the common stock of the Company.  As such, the limitation on purchases and sales by directors and executive officers of the Company under Regulation BTR terminated on February 10, 2005.  You are reminded that any purchases or sales of the Company’s securities are subject to compliance with the Company’s insider trading policies and applicable securities laws.

Very truly yours,

/s/ JOHN LASKEY
John Laskey
Chief Financial Officer